Exhibit 10.6

AMENDMENT NO. 1
TO THE Amended and restated
Supplemental pension plan of The Timken Company
(Amended and Restated Effective June 30, 2014)
Preamble
The Timken Company hereby adopts this Amendment No. 1 to the Amended and Restated Supplemental Pension Plan of The Timken Company (Amended and Restated Effective June 30, 2014) (the “Plan”) effective as of January 1, 2017, (i) to remove any references to “DOMA,” (ii) to delete the definition of “DOMA Spouse,” (iii) to modify the definition of “Plan Assumptions,” and (iv) to provide for tax withholding. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.
Section 5.(a)(i) and Section 6.(o) of the Plan are hereby amended to delete “DOMA” wherever it appears therein.
II.
Section 6.(i) of the Plan is hereby deleted in its entirety and reserved.
III.
Section 6.(r) of the Plan is hereby amended in its entirety to read as follows:
“(r)    “Plan Assumptions” means the “applicable mortality table,” as defined in Code Section 417(e)(3) and the “applicable interest rate,” as defined in Code Section 417(e)(3), during the fourth calendar month (September) immediately preceding the first day of the calendar year in which the determination is made.”
IV.
Section 8 of the Plan is hereby amended by adding the following subsection (d) to the end thereof:
“(d)    The Company may withhold from a payment any federal (including employment taxes), state or local taxes required by law to be withheld with respect to such payments and such sums as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.”
[signature on following page]

EXECUTED by The Timken Company at North Canton, Ohio, this ___ day of ____________, 2016.

THE TIMKEN COMPANY

By    _____________________________________
Name:
Title:

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